Exhibit 10.8

MEDIALINK WORLDWIDE INCORPORATED
AMENDED AND RESTATED STOCK OPTION PLAN
(As adopted effective as of January 31, 1996)

1. Purpose of the Plan

This is the controlling and definitive statement of the Medialink Worldwide Incorporated Stock Option Plan (hereinafter called the Plan1). The purpose of the PLAN is to advance the interests of the COMPANY by providing ELIGIBLE PARTICIPANTS with financial incentives to promote the success of its long terms business objectives, and to increase their proprietary interest in the success of the COMPANY. It is the intent of the COMPANY to reward those ELIGIBLE PARTICIPANTS who have a significant impact on improved long term corporate achievements. Inasmuch as the PLAN is designed to encourage financial performance and to improve the value of shareholders’ investments in MEDIALINK, the costs of the PLAN will be funded from corporate earnings.

2. Plan Administration

The PLAN shall be administered by the COMMITTEE, which shall be constituted in such a manner as to comply with the rules governing a plan intended to qualify as a discretionary plan under RULE 16b-3.

Subject to the provisions of the PLAN, the COMMITTEE shall have full and final authority, in its sole discretion:

(a)
to determine the ELIGIBLE PARTICIPANTS to whom OPTIONS shall be granted and the number of shares of COMMON STOCK to be awarded under each OPTION, based on the recommendation of the CHIEF EXECUTIVE OFFICER (except that awards to the CHIEF EXECUTIVE OFFICER shall be based on the recommendation of the BOARD OF DIRECTORS);

(b)	to determine the time or times at which OPTIONS shall be granted;

(c)	to designate the OPTIONS being granted as ISOs or NON QUALIFIED STOCK OPTIONS;

(d)
to establish a form of agreement which shall evidence the OPTIONS. The option agreement shall state that it is subject to all of the terms and conditions of the PLAN, it shall clearly identify the status of the OPTIONS granted as ISOs or NON-QUALIFIED STOCK OPTIONS and shall contain such other terms and conditions not in conflict with this PLAN as the COMMITTEE may deem appropriate. Each option agreement may contain provisions which: 1) restrict the transfer of COMMON STOCK acquired pursuant to an OPTON, 2) regulate rights of redemption, repurchase or first refusal exercisable by the COMPANY, 3) impose any exercise or vesting restrictions relating to OPTIONS or COMMON STOCK received upon the exercise of any OPTION, 4) provide for the holding of COMMON STOCK in escrow for such periods as the COMMITTEE determines, or 5) provide for the accelerated exercise of OPTIONS upon the occurrence of such events as the COMMITTEE may determine or such other conditions pertaining to OPTIONS or COMMON STOCK as the COMMITTEE determines the vesting schedule;

(e)
to determine the terms and conditions, not inconsistent with the terms of the PLAN, of any OPTION granted hereunder (including, but not limited to, the consideration and method of payment for shares purchased upon the exercise of an OPTION , and any vesting acceleration or exercisability provisions in the event of a CHANGE IN CONTROL or TERMINATION), based in each case on such factors as the COMMITTEE shall deem appropriate;

(f)	to approve forms of agreement for use under the PLAN;

(g)	to construe and interpret the PLAN and any related OPTION agreement and to define the terms employed herein and therein;

(h)	except as provided in Section 16 hereof, to modify or amend any OPTION or to waive any restrictions or conditions applicable to any OPTION or the exercise thereof;

(i)	except as provided in Section 16 hereof, to prescribe, amend and rescind rules, regulations and policies relating to the administration of the PLAN;

(j)	except as provided is Section 16 hereof, to suspend, terminate, modify, or amend the PLAN;

(k)	to delegate to one or more agents such administrative duties as the COMMITTEE may deem advisable, to the extent permitted by applicable law; and

(l)	to make all other determinations and take such other action with respect to the PLAN and any OPTION granted hereunder as the COMMITTEE may deem advisable, to the extent permitted by law.

3. Shares of Stock Subject to the Plan

There shall be reserved for use under the PLAN and for the grant of any other incentive awards pursuant to the PLAN (subject to the provisions of Section 12 hereof) a total of 1,670,808 shares of COMMON STOCK, which shares may be authorized but unissued shares of COMMON STOCK or issued shares of COMMON STOCK which shall have been reacquired by MEDIALINK.

If any OPTION expires or terminates for any reason without having been exercised in full, then any unexercised shares which were subject to such OPTION (except shares as to which a related TANDEM SAR has been exercised) shall again be available for the future grant of OPTIONS under the PLAN (unless the PLAN has terminated). In addition, shares may be reused or added back to the PLAN to the extend permitted by applicable law.

4. Eligibility

OPTIONS will be granted only to ELIGIBLE PARTICIPANTS. ISOs will be granted only to EMPLOYEES. The COMMITTEE, in its sole discretion, may grant OPTIONS to an ELIGIBLE PARTICIPANT who is a resident or citizen of a foreign country, with such modifications as the COMMITTEE may deem advisable to reflect the laws, tax policy or customs of such foreign country.

The PLAN shall not confer upon any OPTIONEE any right to continuation of employment, service as a DIRECTOR or consulting relationship with the COMPANY; nor shall it interfere in any way with the right of the OPTIONEE or the COMPANY to terminate such employment service as a DIRECTOR or consulting relationship at any time, with or without cause.

5. Designation of Options

At the time of the grant of each OPTION under this PLAN, the
COMMITTEE shall determine whether such OPTION is to be designated as an ISO or a NON-QUALIFIED STOCK OPTION; provided, however, that ISOs may be granted only to EMPLOYEES.

Notwithstanding such designation, to the extent that the aggregate FAIR MARKET VALUE (determined for each share as of the date of grant of the OPTION covering each share) of the shares with respect to which OPTIONS ISOs become exercisable for the first time by any OPTIONEE during any calendar year exceeds $100,000, such OPTIONS shall be treated as NON-QUALIFIED STOCK OPTIONS.

OPTIONS shall be awarded at no cost to the OPTIONEE.

6. Option Price

The OPTION PRICE of the COMMON STOCK under each OPTION issued shall be the FAIR MARKET VALUE of the COMMON STOCK on the date of grant with respect to ISOS. The OPTION PRICE of the COMMON STOCK under each OPTION issued shall be equal to, more than, or less than the FAIR MARKET VALUE of the COMMON STOCK on the date of grant with respect to NON-QUALIFIED STOCK OPTIONS.

No ISOs shall be granted to an EMPLOYEE who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the CODE) stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the COMPANY, unless the OPTION PRICE is a lest 110% of the FAIR MARKET VALUE (determined as of the time the ISO is granted) of the shares of COMMON STOCK subject to the ISO and the ISO by its terms is not exercisable more than five (5) years from the date it is granted.

7. Stock Appreciation Rights

At the discretion of the COMMITTEE, an OPTION may be granted with or without a TANDEM SAR which permits the OPTIONEE to surrender unexercised an OPTION or portion thereof and to receive in exchange a payment having a value equal to the difference between (x) the FAIR MARKET VALUE of the COMMON STOCK covered by the surrendered portion of the OPTION on the date the SAR is exercised and (y) the OPTION PRICE for such COMMON STOCK. The SAR issubject to the same terms and conditions as the related OPTION, except that (i) the SAR may be exercised only when there is a positive spread (i.e. when the FAIR MARKET VALUE of the COMMON STOCK subject to the OPTION exceeds the OPTION PRICE), and (ii) if the OPTIONEE is a SECTION 16 OFFICER, DIRECTOR or other person whose transactions in the COMMON STOCK are subject to Section 16(b) of the EXCHANGE ACT, the SAR may be exercised only during the period beginning on the third (3rd) business day following the date of release of the COMPANY’s quarterly or annual statement of earnings and ending on the twelfth (12th) business day following such date.

Upon the exercise of a SAR, the number of shares subject to exercise under the related OPTION shall be automatically reduced by the number of shares represented by the OPTION or portion thereof surrendered. No payment will be required from the OPTIONEE upon the exercise of a SAR, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld.

8. Terms of Options

The term of each ISO shall be for ten (10) years from the date of grant, subject to earlier termination as provided in Section 10 hereof and subject to the provisions of Section 6 hereof. The term of each NON-QUALIFIED STOCK OPTION shall be fifteen (15) years from the date of grant, subject to earlier termination as provided in Section 10 hereof. All OPTIONS granted heretofore under the NON-QUALIFFIED STOCK OPTION PLAN shall have a term of fifteen (15) years from the date of grant. Any provision of the PLAN to the contrary notwithstanding, no OPTION shall be exercised after the time limitations stated in this Section 8.

9. Withholding for Taxes

In the event the COMPANY is required to withhold any federal, state or local taxes in respect of (i) any compensation income realized by any OPTIONEE as a result of any disqualifying disposition of any shares of COMMON STOCK acquired upon exercise of an ISO granted hereunder, (ii) any shares of COMMON STOCK acquired upon exercise of a NON-QUALIFIED STOCK OPTION, or (iii) any payment made upon exercise of a SAR, the COMPANY shall deduct from any payments of any kind otherwise due to such OPTIONEE the aggregate amount of federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such federal, state or local taxes, or if no such payments are due or to become due to such OPTIONEE, then such OPTIONEE will be required to pay the COMPANY, or make other arrangements satisfactory to the COMPANY regarding payment to the COMPANY of, the aggregate amount of such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the COMMITTEE in its sole discretion.

10. Termination of Employment or Relationship with the Company

(a)	In the event of a TERMINATION by reason of a discharge or TERMINATION FOR CAUSE, any unexercised OPTIONS theretofore granted to an OPTIONEE under the PLAN shall forthwith terminate.

(b)
Unless otherwise provided in a duly executed stock option agreement, in the event of a TERMINATION by reason of RETIREMENT, the OPTIONEE may fully exercise his OPTIONS to the extent that such OPTIONS are vested and have not previously expired or been exercised, at any time within their respective terms or within twelve (12) months after such RETIREMENT, whichever is shorter. This twelve (12) month period shall be extended if an OPTIONEE remains on the BOARD OF DIRECTORS after RETIREMENT. In such case, the OPTIONS may be exercised as long as the OPTIONEE remains a DIRECTOR and for a period of six (6) months thereafter, or within twelve (12) months after RETIREMENT, whichever is longer; provided, however, that no OPTION may be exercised after the expiration of its term. Notwithstanding the foregoing, any ISOs held by the OPTIONEE may be exercised only within their respective terms or within three (3) months after RETIREMENT, whichever is shorter.

(c)
In the event of a TERMINATION by reason of DISABILITY or death, the OPTIONEE (or the OPTIONEE’S estate of a person who acquired the right to exercise such OPTIONS by bequest or inheritance) may fully exercise his OPTIONS to the extent that such OPTIONS are vested and have not previously expired or been exercised, at any time within their respective terms or within twelve (12) months after the date of such TERMINATION, whichever is shorter. Notwithstanding the foregoing, in the event of a termination by reason of death, any ISOs held by the OPTIONEE’s estate or a person who acquired the right to exercise such OPTIONS by bequest or inheritance may be exercised only within their respective terms or within three (3) months after the OPTIONEE’s death, whichever is shorter.

(d)
In the event of a TERMINATION for any reason other than those specified in subparagraphs (a) through (c) above, any unexercised OPTION or OPTIONS granted under the PLAN shall be deemed cancelled and terminated forthwith, except that the OPTIONEE may fully exercise his OPTIONS to the extent that such OPTIONS are vested and have not previously expired or been exercised, during the balance of their respective terms or within three (3) months of such TERMINATION, whichever is shorter.

(e)
Notwithstanding the provisions of subparagraphs (a) through (d) above, the COMMITTEE may, in its sole discretion, establish different terms and conditions pertaining to the effect of TERMINATION, to the extent permitted by applicable federal and state law.

11. Payment for Shares Upon Exercise of Options

The exercise of any OPTION shall be contingent upon receipt by the COMPANY of (i) cash, (ii) check, (iii) shares of COMMON STOCK, (iv) an executed exercise notice together with irrevocable instructions to a broker to either sell the shares subject to the OPTION or hold such shares as collateral for a margin loan and to promptly deliver to the COMPANY the amount of sale or loan proceeds required to pay the OPTION PRICE, (v) any combination of the foregoing in an amount equal to the full OPTION PRICE of the shares being purchased, or (vi) such other consideration and method of payment, other than a note from the OPTIONEE, as the COMMITTEE, in its sole discretion, may allow (which, in the case of an ISO shall be determined at the time of grant), to the extent permitted by applicable law. For purposes of this paragraph, shares of COMMON STOCK that are delivered in payment of the OPTION PRICE must have been previously owned by the OPTIONEE for a minimum of one year, and shall be valued at their FAIR MARKET VALUE as of the date of the exercise of the OPTION.

12. Adjustments Upon Changes in Number or Value of Shares of Common Stock

If there are any changes in the number or value of shares of COMMON STOCK by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations or other events that materially increase or decrease the number or value of issued and outstanding shares of COMMON STOCK, the COMMITTEE may make such adjustments as it shall deem appropriate, to prevent dilution or enlargement of rights, in (i) the number of shares of COMMON STOCK available for future grants of OPTIONS under the PLAN, (ii) the number of shares of COMMON STOCK covered by OPTIONS then outstanding, and (iii) the price per share of COMMON STOCK covered by each such outstanding OPTION.

13. Non-Transferability of Options

An OPTION shall not be transferable by the OPTIONEE otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the CODE, Title 1 of ERISA or the rules thereunder. During the lifetime of the OPTIONEE, an OPTION may be exercised only by the OPTIONEE or by an alternate payee under a qualified domestic relations order. Notwithstanding the foregoing, the COMMITTEE may, in its discretion, establish different terms of transferability, to the extent permitted by applicable law.

14. Change in Control

Upon the occurrence of a CHANGE IN CONTROL (as defined below):

(a) Any time periods relating to the exercise of any OPTION granted hereunder shall be accelerated so that such OPTION may be immediately exercised in full; and

(b) The COMMITTEE may offer any OPTIONEE the option of having the COMPANY purchase his or her OPTION for an amount of cash which could have been attained upon the exercise of such OPTION had it been fully exercisable; unless the COMMITTEE in its sole discretion determines that such CHANGE IN CONTROL will not adversely impact the OPTIONEES of OPTIONS hereunder and is in the best interests of the shareholders of MEDIALINK. The COMMITTEE may make such further provisions with respect to a CHANGE IN CONTROL as it shall deem equitable and in the best interests of the shareholders of MEDIALINK. Such provision may be made in any agreement or by resolution of the COMMITTEE.

The phrase “CHANGE IN CONTROL” shall have such meaning as ascribed thereto from time to time by the COMMITTEE or as set forth in any agreement relating to any option granted hereunder or by resolution of the COMMITTEE; provided, however, that, notwithstanding the foregoing, a “CHANGE IN CONTROL” shall be deemed to have occurred if MEDIALINK’s COMMON STOCK has not been registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the shareholders of MEDIALINK shall have approved (i) any consolidation or merger of MEDIALINK in which MEDIALINK is not the continuing or surviving corporation or pursuant to which shares of COMMON STOCK or PREFERRED STOCK are converted into cash, securities or other property, other than a merger of MEDIALINK in which the holders of the COMMON STOCK and PREFERRED STOCK immediately prior to the merger have the same proportionate ownership of common stock and preferred stock of the surviving corporation immediately after the merger, (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the COMPANY, or (iii) any plan or proposal for the liquidation or dissolution of MEDIALINK.

15. Listing and Registration of Shares

Each OPTION shall be subject to the requirement that if at any time the COMMITTEE shall determine in its discretion, that the listing, registration or qualification of the shares covered thereby under any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such OPTION or the issue or purchase of shares thereunder, such OPTION may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the COMMITTEE.

16. Amendment and Termination of the Plan and Options

The BOARD OF DIRECTORS or the COMMITTEE may at any time suspend, terminate, modify or amend the PLAN in any respect; provided, however, that, to the extent necessary and desirable to comply with RULE 16b-3 or with Section 422 of the CODE (or any other applicable law or regulation, including the requirements of any stock exchange on which the COMMON STOCK is listed or quoted), shareholder approval of any PLAN amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation.

No suspension, termination, modification or amendment of the PLAN may, without the consent of the OPTIONEE, adversely affect his or her rights under OPTIONS theretofore granted to such OPTIONEE. In the event of amendments to the CODE or applicable rules or regulations relating to ISOs subsequent to the date hereof, the COMPANY may amend the PLAN, and the COMPANY and OPTIONEES holding OPTION agreements shall agree to amend outstanding OPTION agreement, to conform to such amendments, provided such amendments to such outstanding OPTION agreements do not adversely affect his or her rights under such outstanding OPTION agreements.

The COMMITTEE may make such amendments or modifications in the terms and conditions of any OPTION as it may deem advisable, or cancel or annul any grant of an OPTION; provided, however, that no such amendment, modification, cancellation or annulment may, without the consent of the OPTIONEE, adversely affect his or her rights under such OPTION; and provided, further, the COMMITTEE may not reduce the OPTION PRICE or purchase price of any OPTION below the original OPTION PRICE or purchase price.

Notwithstanding the foregoing, the COMMITTEE reserves the right, in its sole discretion, to (i) convert any outstanding ISOs to NON-QUALIFIED STOCK OPTIONS, (ii) to require an OPTIONEE to forfeit any unexercised or unpurchased OPTIONS, any shares received or purchased pursuant to an OPTION, or any gains realized by virtue of the receipt of an OPTION in the event that such OPTIONEE competes against the COMPANY, and (iii) to cancel or annul any grant of an OPTION in the event of an OPTIONEE’s TERMINATION FOR CAUSE.

17. Effective Date of Program and Duration

This PLAN shall become effective as of January 31, 1996; provided the PLAN is approved by the vote of the holders of a majority of the outstanding shares of the COMMON STOCK and PREFERRED STOCK. Upon this PLAN becoming effective, the COMPANY’s existing NON-QUALIFIED STOCK OPTION PLAN will be amended and restates, so that the stock option provisions contained in this PLAN will apply to all stock options granted under the existing NON-QUALIFIED STOCK OPTION PLAN. Unless terminated sooner pursuant to Section 16 hereof, the PLAN shall terminate on January 30, 2011.

18. Definitions

(a)	BOARD OF DIRECTORS means the Board of Directors of MEDIALINK.

(b)	CHANGE IN CONTROL has the meaning set forth in Section 14 hereof.

(c)	CHIEF EXECUTIVE OFFICER means the Chief Executive Officer of MEDIALINK.

(d)	CODE means the Internal Revenue Code of 1986, as amended from time to time.

(e)	COMMITTEE means the committee appointed by the
BOARD OF DIRECTORS from time to time to administer the PLAN and to serve at the pleasure of the BOARD OF DIRECTORS, or any successor to such committee.

(f)	COMMON STOCK means common shares of MEDIALINK with a par value of $.01 per share.

(g)	COMPANY means MEDIALINK, and any parent corporation (as defined in Section 424(e) of the CODE) or subsidiary corporation (as defined in Section 424(f) of the CODE).

(h)	CONSULTANT means any person, including an advisor, who is engaged by the COMPANY to render services.

(i)	DIRECTOR means any person who is a member of the BOARD OF DIRECTORS, including an advisory, emeritus or honorary director.

(j)	DISABILITY shall have the meaning set forth in Section 22(e)(3) of the CODE or any similar provision hereinafter enacted unless otherwise agreed upon the COMPANY and OPTIONEE.

(k)
ELIGIBLE PARTICIPANT means any EMPLOYEE, DIRECTORS, CONSULTANTS, employees or consultants of any affiliates of MEDIALINK, and other persons whose participation in the PLAN is deemed by the COMMITTEE to be in the best interests of the COMPANY.

(l)	EMPLOYEE means any person who is employed by the COMPANY. The payment of a director’s fee or consulting fee by the COMPANY shall not be sufficient to constitute “employment” by the COMPANY.

(m)	ERISA means the Employment Retirement Income Security Act of 1974, as amended.

(n)	EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

(o)
FAIR MARKET VALUE of each share of COMMON STOCK means (i) if the COMMON STOCK is listed on a national securities exchange, the closing sale price per share on the principal exchange on which the COMMON STOCK is listed as reported by such exchange, (ii) if the COMMON STOCK is quoted in the National Market System, the closing price per share as reported by NASDAQ, (iii) if the COMMON STOCK is traded in the over-the-counter market but not quoted in the National Market Systems, the average of the closing bid and asked quotations per share as reported by NASDAQ, or any other nationally accepted reporting medium if NASDAQ quotations shall be unavailable, or (iv) if none of the foregoing applies, market value of the COMMON STOCK will be the fair value of the COMMON STOCK as reasonably determined in the good faith judgment of the COMPANY’s BOARD OF DIRECTORS.

(p)	ISO means an OPTION intended to qualify as an incentive stock option under Section 422 of the CODE.

(q)	MEDIALINK means Video Broadcasting Corporation, a Delaware corporation.

(r)	NON-EMPLOYEE DIRECTOR means a Director who is not an EMPLOYEE.

(s)	NON-QUALIFIED STOCK OPTION means any OPTION which is not an ISO.

(t)	NON-QUALIFIED STOCK OPTION PLAN means the COMPANY’s 1987 Stock Option Plan.

(u)	OPTION means an option to purchase shares of COMMON STOCK granted under the PLAN.

(v)	OPTIONEE means the ELIGIBLE PARTICIPANT receiving the OPTION, or his or her legal representative, legatees, distributees or alternate payees, as the case may be.

(w)	OPTION PRICE means the purchase price of the COMMON STOCK upon exercise of an OPTION.

(x)	PLAN means this Stock Option Plan or any successor plan which the COMMITTEE may adopt from time to time with respect to the grant of OPTIONS under the PLAN.

(y)
(PREFERRED STOCK means (i) Series A 10% Cumulative Convertible Preferred Stock, par value $1.50; (ii) Series B 10% Cumulative Convertible Preferred Stock, par value $1.35; (iii) Series C 10% Cumulative Convertible Preferred Stock, par value $2.75 and (iv) any other preferred stock authorized by MEDIALINK.

(z)	RETIREMENT means the actual retirement date of an Employee, which shall be determined by the COMMITTEE.

(aa)	RULE 16b-3 means Rule 16b-3 under the EXCHANGE ACT or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(bb)	SAR means a stock appreciation right whose value is based on the increase in the FAIR MARKET VALUE of the COMMON STOCK covered by such right.

(cc)
SECTION 16 OFFICER means any person who is designated by the BOARD OF DIRECTORS as an executive officer of MEDIALINK and any other person who is designated as officer of MEDIALINK for purposes of Section 16 of the EXCHANGE ACT.

(dd)	TANDEM refers to a SAR granted in conjunction with an OPTION.

(ee)
TERMINATION occurs when an EMPLOYEE ceases to be employed by the COMPANY as a common law employee, when a DIRECTOR ceases to be a member of the BOARD OF DIRECTORS or when the relationship between the COMPANY and a CONSULTANT or other ELIGIBLE PARTICIPANT terminates, as the case may be.

(ff)
TERMINATION FOR CAUSE means termination for cause which results from the commission of a felony, fraud, willful misconduct or gross negligence which has resulted or may result in material damage to the COMPANY, in the sole discretion of the COMMITTEE.